SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                           ----------------------

                                  FORM 8-A

             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                 PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                    AIR & WATER TECHNOLOGIES CORPORATION
              ------------------------------------------------
           (Exact Name of Registrant as Specified in Its Charter)


              Delaware                               13-3418759
------------------------------------      ---------------------------------
(State of Incorporation or Organization)          (I.R.S. Employer
                                                 Identification no.)
U.S. Highway 22 West and Station Road
       Branchburg, New Jersey                           08876
------------------------------------      ---------------------------------
(Address of Principal Executive Offices)             (Zip Code)

If this form relates to the               If this form relates to the
registration of a class of                registration of a class of
securities pursuant to Section            securities pursuant to Section
12(b) of the Exchange Act and is          12(g) of the Exchange Act and is
effective pursuant to General             effective pursuant to General
Instruction A.(c), please check the       Instruction A.(d), please check
following box.                            the following box. /x/


Securities Act registration statement file number to which this form
relates (if applicable):   333-39115

Securities to be registered pursuant to Section 12(b) of the Act:


    Title of Each Class           Name of Each Exchange on Which
    to be so Registered           Each Class is to be Registered
---------------------------    ------------------------------------
         Warrants                  American Stock Exchange, Inc.
   to purchase shares of
    Class A Common Stock
 (expiring March 11, 2001)

Securities to be registered pursuant to Section 12(g) of the Act:

                                None
----------------------------------------------------------------------------
                          (Title of Class)




ITEM 1.     DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

            Air & Water Technologies Corporation ("the Company") is registering its transferable warrants expiring March 11, 2001 (the "Warrants"), each warrant entitling the holder thereof to purchase one share of Class A Common Stock, par value $.001 per share, of the Company (the "Class A Common Stock"). A description of the Warrants as set forth in the Company's Registration Statement on Form S-1 (File No. 333-39115), as amended, which was declared effective by the Securities and Exchange Commission on January 30, 1998, is incorporated herein by reference.

ITEM 2.     EXHIBITS.

            The securities described herein are to be registered on the American Stock Exchange, Inc. (the "AMEX"), on which the Class A Common Stock of the Company is registered. Accordingly, the following exhibits required in accordance with Part II to the instructions as to exhibits on Form 8-A are incorporated herein by reference or filed herewith, as indicated.


 EXHIBIT
  NUMBER                         DESCRIPTION                         LOCATION
---------                        -----------                         --------
3.01       Restated  Certificate of Incorporation of the Company        (1)
           dated July 10, 1987

3.01(a)    Certificate of Amendment of Certificate of                   (2)
           Incorporation of the Company dated October 27, 1987

3.01(b)    Certificate of Amendment of the Certificate of               (2)
           Incorporation of the Company filed June 21, 1989

3.01(c)    Certificate of Amendment of the Restated Certificate         (2)
           of Incorporation of the Company filed July 5, 1989

3.01(d)    Certificate of Amendment of the Restated Certificate         (3)
           of Incorporation of the Company filed August 13, 1990

3.01(e)    Certificate of Amendment to the Restated Certificate          *
           of Incorporation of the Company filed March 2, 1998

3.02       By-Laws of the Company, as amended                           (1)

4.01       Form of Warrant Agreement, including Form of Warrant         (4)
           Certificate included as an exhibit thereto, between the Company and the Warrant Agent

(1) Incorporated herein by reference to the similarly numbered exhibit (unless otherwise indicated) to the Company's Registration Statement on Form S-1 (No. 33-17833), as amended, which became effective on April 12, 1988.

(2) Incorporated herein by reference to the similarly numbered exhibit (unless otherwise indicated) to the Company's Registration Statement on Form S-1 (No. 33-29568), as amended, which became effective on August 10, 1989.

(3) Incorporated herein by reference to the similarly numbered exhibit (unless otherwise indicated) to the Company's Registration Statement on Form S-4 (No. 33-43143), filed October 3, 1991.

(4) Incorporated herein by reference to the similarly numbered exhibit (unless otherwise indicated) to the Company's Registration Statement on Form S-1 (No. 333-39115), which became effective January 30, 1998.

(*)   Filed herewith.



                              SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                    AIR & WATER TECHNOLOGIES
                                    CORPORATION



                                    By:  /s/ Douglas A. Satzger, Esq.
                                       -------------------------------
                                         Name: Douglas A. Satzger, Esq.
                                         Title: Senior Vice President


Dated: March 11, 1998




                               EXHIBIT INDEX


 EXHIBIT
  NUMBER                         DESCRIPTION                         LOCATION
--------                         -----------                         ---------

3.01       Restated  Certificate of Incorporation of the Company        (1)
           dated July 10, 1987

3.01(a)    Certificate of Amendment of Certificate of                   (2)
           Incorporation of the Company dated October 27, 1987

3.01(b)    Certificate of Amendment of the Certificate of               (2)
           Incorporation of the Company filed June 21, 1989

3.01(c)    Certificate of Amendment of the Restated Certificate         (2)
           of Incorporation of the Company filed July 5, 1989

3.01(d)    Certificate of Amendment of the Restated Certificate         (3)
           of Incorporation of the Company filed August 13, 1990

3.01(e)    Certificate of Amendment to the Restated Certificate          *
           of Incorporation of the Company filed March 2, 1998

3.02       By-Laws of the Company, as amended                           (1)

4.01       Form of Warrant Agreement, including Form of Warrant         (4)
           Certificate included as an exhibit thereto, between the Company and the Warrant Agent

(1) Incorporated herein by reference to the similarly numbered exhibit (unless otherwise indicated) to the Company's Registration Statement on Form S-1 (No. 33-17833), as amended, which became effective on April 12, 1988.

(2) Incorporated herein by reference to the similarly numbered exhibit (unless otherwise indicated) to the Company's Registration Statement on Form S-1 (No. 33-29568), as amended, which became effective on August 10, 1989.

(3) Incorporated herein by reference to the similarly numbered exhibit (unless otherwise indicated) to the Company's Registration Statement on Form S-4 (No. 33-43143), filed October 3, 1991.

(4) Incorporated herein by reference to the similarly numbered exhibit (unless otherwise indicated) to the Company's Registration Statement on Form S-1 (No. 333-39115), which became effective January 30, 1998.

(*)   Filed herewith.





                                                          EXHIBIT 3.01(E)

                      CERTIFICATE OF AMENDMENT

                               TO THE

                RESTATED CERTIFICATE OF INCORPORATION

                                 OF

                AIR & WATER TECHNOLOGIES CORPORATION


---------------------------------------------------------------------------


                  Pursuant to Sections 228 and 242 of the
              General Corporation Law of the State of Delaware


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            Air & Water Technologies Corporation, a Delaware corporation
(the "Corporation"), does hereby certify as follows:

            FIRST: The name of the corporation is Air & Water Technologies Corporation, a Delaware corporation.

            SECOND: Effective immediately upon filing of this Amendment and without further action on the part of the Corporation or its stockholders the provisions of Article FOURTH of the Corporation's Amended and Restated Certificate of Incorporation shall be amended as described herein.

            THIRD: That the Restated Certificate of Incorporation of the Corporation is hereby amended to increase the number of shares of Common Stock that the Corporation is authorized to issue from 100,000,000 shares to 260,000,000 shares. In order to effect the foregoing amendment, the current Article FOURTH is hereby amended as follows:

            (i) The first paragraph of Article FOURTH is hereby deleted in its entirety and the following paragraph is inserted in lieu thereof:

            "FOURTH: The total number of shares of stock which the Corporation shall have the authority to issue is 262,500,000 shares, of which 260,000,000 shares shall be Common Stock, par value $.001 per share, and 2,500,000 shares shall be Preferred Stock, par value $.01 per share."

            (ii) The first paragraph of Paragraph B of Article FOURTH is hereby deleted in its entirety and the following paragraph is inserted in lieu thereof:

            "B.   The Common Stock shall consist of 255,000,000
      shares of Class A Common Stock ("Class A Common") and 5,000,000 shares of Class B Common Stock ("Class B Common"). Except as otherwise provided herein, all shares of Class A Common and Class B Common will be identical and will entitle the holders thereof to the same rights and privileges."

            FOURTH: That this Amendment has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.



            IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed in its corporate name this 2nd day of March, 1998.


                              AIR & WATER TECHNOLOGIES CORPORATION


                              By:    /s/ Douglas A. Satzger
                                  -------------------------------------
                                    Name:  Douglas A. Satzger
                                    Title: Senior Vice President,
                                           General Counsel and Secretary